April 21, 2026

Sonoco Reports First Quarter 2026 Results

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today reported financial results for the first quarter ended March 29, 2026.
Summary:
•Net sales in the first quarter were $1.7 billion
•Reported first quarter U.S. generally accepted accounting principles (“GAAP”) net income attributable to Sonoco of $67.6 million, up from $54.4 million in the same period in 2025; GAAP operating profit of $127.1 million, compared with $126.9 million in the same period in 2025
•Diluted earnings per share (“EPS”) attributable to Sonoco was $0.68, up from $0.55 in the same period in 2025
•Achieved adjusted net income attributable to Sonoco in the first quarter of $119.4 million, and reported adjusted diluted earnings per share of $1.20
•Generated first quarter adjusted operating profit of $200.8 million and adjusted EBITDA of $276.5 million
•As expected, net cash used by operating activities totaled $(367.9) million in the first quarter, which included approximately $103 million in one-time taxes paid in 2026 on gains from the sales of the divested Thermoformed and Flexibles Packaging and global Trident (“TFP”) and ThermoSafe businesses in 2025
•Officially opened a new paper can production facility in Nong Yai, Thailand, to serve the growing stacked chip market in Asia
•Investing approximately $20 million to add new nailed wood reel production capacity at the Company’s Hartselle, AL, facility to meet growing wire and cable infrastructure demand to support artificial intelligence (“AI”) data centers

2026 Guidance:
•Projected full-year adjusted EBITDA and cash flows from operating activities remain unchanged at $1.25 billion to $1.35 billion and $700 million to $800 million, respectively.
•Targeting the low end of previous full-year adjusted diluted EPS guidance of $5.80 to $6.20, stemming from projected inflationary pressures and lower demand due to the uncertain macroeconomic and geopolitical environment.

*Note: References in today’s news release to 2025 consolidated “net sales,” “operating profit,” and “adjusted operating profit,” and Consumer Packaging “segment operating profit” and “segment adjusted EBITDA,” do not include results of TFP, which was sold in April 2025 and is accounted for as discontinued operations in periods prior to the sale.
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Sonoco Reports First Quarter 2026 Results - Page 2

First Quarter 2026 Consolidated Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	March 29, 2026	March 30, 2025	Change
Net sales[1]	$1,676	$1,709	(1.9)%
Net sales related to discontinued operations	—	321	NM
Operating profit[1]	127	127	0.2%
Operating profit related to discontinued operations	—	38	NM
Net income attributable to Sonoco	68	54	24.2%
EPS (diluted)	0.68	0.55	23.6%

	Three Months Ended
Non-GAAP Results[2]	March 29, 2026	March 30, 2025	Change
Adjusted operating profit[1]	$201	$213	(5.6)%
Adjusted EBITDA	277	338	(18.1)%
Adjusted net income attributable to Sonoco	119	137	(12.8)%
Adjusted EPS (diluted)	1.20	1.38	(13.0)%
NM = Not Meaningful
[1]Excludes results of discontinued operations.
[2]See the Company’s definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•First quarter 2026 net sales of $1.7 billion were down (1.9)% compared to the corresponding prior-year quarter, driven primarily by the November 3, 2025 divestiture of the ThermoSafe temperature assured packaging business. Additionally, net sales benefited from higher prices implemented to offset the effects of inflation and tariffs and from the favorable impact of foreign exchange rates, partially offset by lower volume/mix.

•GAAP operating profit for the first quarter was flat at $127 million due to productivity savings from fixed cost reduction initiatives and procurement savings along with a positive price/cost environment. These positive factors were offset by the absence of operating profit from the divested ThermoSafe business and lower volume/mix. Adjusted operating profit and adjusted EBITDA for the first quarter were $201 million and $277 million, respectively.

•Effective tax rates on GAAP income from continuing operations before income taxes and adjusted income from continuing operations before income taxes, were 12.4% and 25.5%, respectively, in the first quarter, compared to 30.9% and 25.7%, respectively, in the same period in 2025.

“We are proud of our team’s solid performance in the first quarter despite disruptions from severe winter weather which impacted our customers and our operations, a fire that destroyed a recycling facility in South Carolina and the effects of rapidly changing macroeconomic and geopolitical conditions,” said Howard Coker, President and Chief Executive Officer. “Results from our Consumer Packaging segment exceeded our expectations while our Industrial Paper Packaging segment faced operational and demand challenges. Overall, productivity and a favorable price/cost environment more than offset a decline in volume/mix.”
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Sonoco Reports First Quarter 2026 Results - Page 3

Paul Joachimczyk, Sonoco’s Chief Financial Officer, added, “By staying focused on controlling the controllables, our Consumer and Industrial businesses successfully drove strong productivity savings during the quarter. In addition, our Profitability Performance Plan realized $8 million in recurring cost savings during the period, which we believe provides us a line of sight to realizing at least $32 million of annual savings in 2026 and is a step towards our goal of achieving $150 million to $200 million in savings over the next three years.”

First Quarter 2026 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”).

As previously announced, results of the Company’s industrial and specialty plastics business (“Industrial Plastics”) are now included in the Industrial segment, effective January 1, 2026; Industrial Plastics results were previously included in the All Other group of businesses. Thus, the Company will no longer provide the results of the All Other group of businesses going forward.

	Three Months Ended
Consumer	March 29, 2026	March 30, 2025	Change

Net sales[1]	$1,097	$1,066	2.9%
Segment operating profit[1]	$126	$141	(10.7)%
Segment operating profit margin[1]	11.5%	13.2%
Segment Adjusted EBITDA[1,2]	$177	$190	(6.9)%
Segment Adjusted EBITDA margin[1,2]	16.1%	17.8%

•Consumer segment net sales grew 2.9%, attributable to price increases implemented to offset the effects of inflation and tariffs and the favorable impact of foreign exchange rates. These increases were partially offset by softer volumes.
•Segment operating profit and segment adjusted EBITDA decreased due to softer volumes, partially offset by benefits from productivity savings and a favorable price/cost environment.

	Three Months Ended
Industrial	March 29, 2026	March 30, 2025	Change

Net sales[3]	$579	$588	(1.4)%
Segment operating profit[3]	$69	$76	(9.3)%
Segment operating profit margin	12.0%	13.0%
Segment Adjusted EBITDA[2,3]	$100	$107	(7.2)%
Segment Adjusted EBITDA margin[2]	17.2%	18.3%
•Industrial segment net sales were down slightly at $579 million, as year-over-year price gains were more than offset by lower volume/mix across the segment.
•Segment operating profit margin was 12.0%, down 100 bps from the prior period, and adjusted EBITDA margin declined slightly to 17.2% due to unfavorable volume/mix and losses attributable to a fire at a recycling facility in Greenville, South Carolina.
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Sonoco Reports First Quarter 2026 Results - Page 4

1 Excludes results of discontinued operations.
2 Segment adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See the Company’s reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.
3 Net sales, segment operating profit, and segment adjusted EBITDA for the three months ended March 30, 2025 include results from Industrial Plastics of $30 million, $5 million, and $6 million, respectively, previously included in
All Other, to provide clearer year-over-year comparisons.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $224 million as of March 29, 2026, compared to $378 million, as of December 31, 2025.
•Total debt and net debt were $4.7 billion and $4.5 billion, respectively, as of March 29, 2026, reflecting increases of $0.4 billion and $0.6 billion, respectively, compared to December 31, 2025. These increases were primarily related to the seasonal changes in net working capital in the Company’s metal packaging business.
•On March 29, 2026, the Company had available liquidity of $1.1 billion, comprising available borrowing capacity under its revolving credit facility of $0.9 billion and cash on hand.
•Cash flow from operating activities for the period ended March 29, 2026 was a use of $(368) million, compared to a use of $(208) million in the same period of 2025. The main drivers of the year-over-year change in operating cash flow were a one-time payment of taxes in 2026 on the gains from the 2025 divestitures of the TFP and ThermoSafe businesses and the seasonal need for working capital for the Company’s metal packaging business.
•Capital expenditures, net of proceeds from sales of fixed assets, for 2026 were $60 million, compared to $92 million last year.
•Free Cash Flow for the period ended March 29, 2026 was $(428) million compared to $(300) million in the same period in 2025. Free Cash Flow is a non-GAAP financial measure. See the Company’s definition of Free Cash Flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•Dividends paid during the three months ended March 29, 2026 increased to $52 million compared to $51 million in the same period of the prior year.

Guidance(1)

Full-Year 2026
•Net Sales: Guidance of $7.25 billion to $7.75 billion is unchanged
•Adjusted EPS(2): Projecting the low end of previous guidance of $5.80 to $6.20 per diluted share
•Adjusted EBITDA(2): Guidance of $1.25 billion to $1.35 billion is unchanged
•Cash flow from operating activities: Guidance remains unchanged at $700 million to $800 million, including payments of prior year taxes on gains from divestitures and restructuring costs

Commenting on Sonoco’s outlook, Joachimczyk said, “Current macroeconomic and geopolitical uncertainty is resulting in higher than expected inflation affecting energy, logistics, chemicals, resins and other input costs. While we are working hard to reduce the impact on our customers, we must continue to take appropriate actions to pass on these rising costs. In addition, we believe the changing market environment could impact industrial and consumer demand, and we are closely monitoring our operating costs with the goal of staying in line with projected volumes. Finally, we remain focused on planned structural and operational savings actions, including implementing our profitability performance plan, to achieve our long-term margin improvement goal.”

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Sonoco Reports First Quarter 2026 Results - Page 5
Coker concluded, “Sonoco’s strategy is focused on sustainable growth, margin expansion and efficient capital allocation. As part of our growth strategy, we recently opened a new paper can operation in Thailand that will annually produce more than 200 million units for the growing stacked chip market in Asia. We believe that over the next several years, this facility could grow to become our largest paper can operation in Asia. In our industrial business, we are investing $20 million to add a new automated nailed wood reel production line at our Hartselle, AL facility, which, if operational at the end of the second quarter as planned, is expected to increase our capacity by 15% to meet the needs of the fast growing wire and cable industry as it supplies the power infrastructure for AI data center growth.”

“In addition to funding our growth and promoting productivity savings, our disciplined capital allocation strategy remains focused on reducing debt and returning capital to our shareholders. Recently, our board authorized the 43rd consecutive annual increase of dividends to shareholders and Sonoco is one of only a few public companies that have paid dividends consecutively for more than 100 years. Despite current uncertainties, we remain confident in our portfolio, our strategy and our ability to execute through economic cycles.”
(1)Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, the effects of tariffs, trade policy and inflation, the challenges in global supply chains, potential changes in raw material prices, other costs, and the Company’s effective tax rate, as well as other risks and uncertainties, including those related to the integration of Eviosys and described below, actual results could vary substantially. Further information can be found in the section entitled “Forward-looking Statements” in this release.

(2) Full year 2026 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses from the sale of businesses and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company’s future GAAP financial results. Accordingly, quantitative reconciliations of Adjusted EPS and Adjusted EBITDA guidance and net debt/Adjusted EBITDA targets to the nearest comparable GAAP measures have been omitted in reliance on the exception provided by Item 10 of Regulation S-K.

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Sonoco Reports First Quarter 2026 Results - Page 6
Earnings Conference Call Webcast
Sonoco’s management will host a conference call to discuss its first quarter 2026 results on Wednesday, April 22, 2026, at 8:00 a.m. Eastern Time. The Company will provide prepared remarks, a presentation and host a question-and-answer session during the call. A live audio webcast of the call along with supporting materials will be available on the Sonoco Investor Relations website at https://investor.sonoco.com/. A webcast replay will be available on the Company’s website for at least 30 days following the call.

Time:	Wednesday, April 22, 2026, at 8:00 a.m. Eastern Time

Audience Dial-In:
To listen via telephone, please register in advance at:
https://registrations.events/direct/Q4I122827

After registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call.

Webcast Link:	https://events.q4inc.com/attendee/192737512

Contact Information:
Roger Schrum
Head of Investor Relations and Communications
roger.schrum@sonoco.com
843-339-6018
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Sonoco Reports First Quarter 2026 Results - Page 7
About Sonoco
Sonoco (NYSE: SON) is a global leader in high-value sustainable metal and paper consumer and industrial packaging. With sales of $7.5 billion from continuing operations in 2025, the Company has approximately 22,000 employees working in 265 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was proudly named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Trustworthy and Responsible Companies by Newsweek and USA Today’s Climate Leaders in 2025. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward- looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “achieve,” “believe,” “can,” “continue,” “continuing,” “could,” “deliver,” “enhance,” “expect,” “forecast,” “focus,” “future,” “goal,” “guidance,” “improvement,” “likely,” “may,” “might,” “ongoing,” “outlook,” “plan,” “project,” “projected,” “remain,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “working,” or the negative thereof, and similar expressions identify forward-looking statements.
Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including full year 2026 outlook and the anticipated drivers thereof and cash flow in 2026; the Company’s ability to improve its competitive position and drive cost savings, including through its profitability performance plan; price/cost, customer demand and volume outlook; the continued focus on planned structural and operational savings actions to achieve long-term margin improvement goals; the effectiveness of and expected benefits from the Company’s strategy and strategic initiatives, including with respect to sustainable growth, margin improvement, and capital allocation; the expected timing, capacity increases, benefits and other effects associated with new or expanded facilities; the effects of the changing macroeconomic and geopolitical environment, including trade policies and tariffs, market conditions, inflation and interest costs on the Company, its supply chain and its customers, and the Company’s ability to manage risks related thereto; and the Company’s ability to execute through economic cycles and reduce debt, generate long-term shareholder value and return capital to shareholders.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements.
Such risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to execute on its strategy, including with respect to the integration of the Eviosys operations, divestitures, cost management, productivity improvements, restructuring and capital expenditures, and achieve the benefits it expects therefrom; conditions in the credit markets; the ability to retain key employees and successfully integrate Eviosys; the ability to realize estimated cost savings, synergies or other anticipated benefits of the Eviosys acquisition, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the consummation of the Eviosys acquisition on relationships with clients and other third parties; lower-than-projected financial performance of the Company’s European business, including as a result of loss or reduction in business from key customers, changes in our pricing model, or adverse changes in the macroeconomic or competitive environment in European markets; risks related to the impairment of goodwill and other intangible; the operation of new manufacturing capabilities; the Company’s ability to achieve anticipated cost and energy savings; the availability, transportation and pricing of raw materials, energy and transportation, including the impact of changes in tariff or other trade policies or sanctions and escalating trade wars, and the impact of war, general regional instability and other geopolitical tensions (such as the ongoing conflicts between Russia and Ukraine and in the Middle East, the potential escalation of tensions between China and Taiwan and recent events in Venezuela), and the Company’s ability to continue to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks; the costs of labor; the effects of inflation,
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Sonoco Reports First Quarter 2026 Results - Page 8
changes related to tariffs or other trade policies and global regulations, as well as the overall uncertainty surrounding international trade relations; fluctuations in consumer demand, volume softness, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the impact of changing laws and regulations, in the United States, on the Company; the Company’s ability to meet its environmental, sustainability and similar goals and other social and governance goals, including challenges in implementation thereof; natural disasters, severe weather events, and other unexpected disruptions to facility operations; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports First Quarter 2026 Results - Page 9

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share data)

	Three Months Ended
	March 29, 2026	March 30, 2025
Net sales	$1,676,442	$1,709,228
Cost of sales	1,330,814	1,355,541
Gross profit	345,628	353,687
Selling, general and administrative expenses	201,538	209,063
Restructuring/Asset impairment charges, net	15,133	13,581
Loss on divestiture of business	(1,865)	(4,183)
Operating profit	127,092	126,860
Non-operating pension costs	2,496	3,121
Interest expense	44,494	56,027
Interest income	8,651	7,348
Other expense, net	(12,308)	(6,517)
Income from continuing operations before income taxes	76,445	68,543
Provision for income taxes	9,510	21,147
Income before equity in earnings of affiliates	66,935	47,396
Equity in earnings of affiliates, net of tax	690	1,921
Net income from continuing operations	67,625	49,317
Net income from discontinued operations	—	5,172
Net income	67,625	54,489
Net (income) from continuing operations attributable to noncontrolling interests	(24)	(60)
Net income attributable to Sonoco	$67,601	$54,429

Weighted average common shares outstanding – diluted	99,704	99,342

Diluted earnings from continuing operations per common share	$0.68	$0.50
Diluted earnings from discontinued operations per common share	—	0.05
Diluted earnings attributable to Sonoco per common share	$0.68	$0.55
Dividends per common share	$0.53	$0.52

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Sonoco Reports First Quarter 2026 Results - Page 10

CONDENSED STATEMENTS OF INCOME FOR DISCONTINUED OPERATIONS (Unaudited)
(Dollars and shares in thousands except per share data)

Three Months Ended
March 30, 2025

Net sales	$320,678
Cost of sales	250,854
Gross profit	69,824
Selling, general, and administrative expenses	31,607
Restructuring/Asset impairment charges, net	426
Operating profit	37,791
Other expense, net	182
Interest expense	24,911
Interest income	281
Income from discontinued operations before income taxes	12,979
Provision for income taxes	7,807
Net income from discontinued operations	5,172
Net income from discontinued operations attributable to noncontrolling interests	—
Net income attributable to discontinued operations	$5,172
Weighted average common shares outstanding – diluted	99,342
Diluted earnings from discontinued operations per common share	$0.05

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Sonoco Reports First Quarter 2026 Results - Page 11

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 29, 2026	March 30, 2025
Net sales:
Consumer Packaging	$1,097,075	$1,066,593
Industrial Paper Packaging	579,367	587,532
Total reportable segments	1,676,442	1,654,125
All Other	—	55,103
Net sales	$1,676,442	$1,709,228

Operating profit:
Consumer Packaging	$125,649	$140,771
Industrial Paper Packaging	69,246	76,331
Segment operating profit	194,895	217,102
All Other	—	6,719
Corporate
Restructuring/Asset impairment charges, net	(15,133)	(13,581)
Amortization of acquisition intangibles	(44,320)	(41,961)
Loss on divestiture of business	(1,865)	(4,183)
Acquisition, integration, and divestiture-related costs	(6,338)	(27,266)
Other operating charges, net	(147)	(9,970)
Operating profit	$127,092	$126,860

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Sonoco Reports First Quarter 2026 Results - Page 12

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 29, 2026	March 30, 2025

Net income	$67,625	$54,489
Net loss on divestiture of business, disposition of assets, and asset impairments	5,704	9,409
Depreciation and amortization	125,029	121,492
Pension and postretirement plan contributions, net of non-cash expense	(1,047)	134
Changes in working capital	(244,298)	(309,375)
Changes in tax accounts	(124,961)	12,983
Other operating activity	(195,980)	(97,226)
Net cash used by operating activities	(367,928)	(208,094)

Purchases of property, plant and equipment, net	(60,360)	(92,183)
Proceeds from the sale of business, net*	(17,076)	3,513
Cost of acquisitions, net of cash acquired	—	—
Net debt proceeds	358,660	79,242
Cash dividends	(52,404)	(51,285)
Payments for share repurchases	(6,954)	(10,573)
Other (outflow)/inflow, including effects of exchange rates on cash	(7,857)	28,035
Net decrease in cash and cash equivalents	(153,919)	(251,345)
Cash and cash equivalents at beginning of period	378,398	443,060
Cash and cash equivalents at end of period	$224,479	$191,715
*The Company paid final net working capital settlements of $15,211 and $1,865 to the buyers of TFP and ThermoSafe, respectively.

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Sonoco Reports First Quarter 2026 Results - Page 13

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	March 29, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$224,479	$378,398
Trade accounts receivable, net of allowances	893,036	842,810
Other receivables	223,939	178,755
Inventories, net	1,216,812	1,121,009
Prepaid expenses	184,138	125,352
Total Current Assets	2,742,404	2,646,324
Property, plant and equipment, net	2,742,785	2,797,800
Goodwill	2,482,201	2,511,611
Other intangible assets, net	2,600,694	2,683,474
Right of use asset-operating leases	308,936	307,450
Deferred income taxes and other assets	192,999	215,675
Total Assets	$11,070,019	$11,162,334
Liabilities and Equity
Current Liabilities:
Payable to suppliers, accrued expenses and other payables	$1,613,677	$1,861,904
Notes payable and current portion of long-term debt	1,202,570	537,952
Accrued taxes	29,845	128,821
Total Current Liabilities	2,846,092	2,528,677
Long-term debt, net of current portion	3,486,942	3,788,973
Noncurrent operating lease liabilities	264,598	263,192
Pension and other postretirement benefits	176,372	177,976
Deferred income taxes and other liabilities	709,648	771,684
Total Liabilities	7,483,652	7,530,502
Total Equity	3,586,367	3,631,832
Total Liabilities and Equity	$11,070,019	$11,162,334

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Sonoco Reports First Quarter 2026 Results - Page 14
NON-GAAP FINANCIAL MEASURES

The Company’s results, determined in accordance with U.S. generally accepted accounting principles, are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (referred to as “non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures, which are identified using the term “Adjusted” (for example, “Adjusted Operating Profit,” “Adjusted Net Income Attributable to Sonoco,” and “Adjusted Diluted EPS”), reflect adjustments to the Company’s GAAP operating results to exclude amounts, including the associated tax effects where applicable, relating to:
•restructuring/asset impairment charges1;
•acquisition, integration and divestiture-related costs;
•gains or losses from the divestiture of businesses;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments;
•derivative gains/losses;
•other non-operating income and losses; and
•certain other items, if any.

1Restructuring and restructuring-related asset impairment charges are a recurring item as the Company’s restructuring programs usually require several years to fully implement, and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

The Company’s management believes the exclusion of the amounts related to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.
In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA, Segment Adjusted EBITDA, Segment Adjusted EBITDA Margin, and Net Debt. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation and amortization expense; non-operating pension costs; net income/loss attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses; acquisition, integration and divestiture-related costs; other income; derivative gains/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Segment Adjusted EBITDA is defined as segment operating profit plus depreciation and amortization expense and equity in earnings of affiliates, net of tax. Segment Adjusted EBITDA Margin is defined as Segment Adjusted EBITDA divided by segment net sales. Net Debt is defined as the total of the Company’s short and long-term debt less cash and cash equivalents.
Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, segment operating profit as the Company does not calculate net income by segment. Segment operating profit is the measure of segment profit or loss reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance in accordance with Accounting Standards Codification 280 - “Segment Reporting,” as prescribed by the Financial Accounting Standards Board.
Segment results, which are reviewed by the Company’s management to evaluate segment performance, do not include the following: restructuring/asset impairment charges; amortization of acquisition intangibles; acquisition, integration and divestiture-related costs; changes in LIFO inventory reserves; gains/losses from the sale of businesses; gains/losses from derivatives; or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments, except for costs related to discontinued operations.
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Sonoco Reports First Quarter 2026 Results - Page 15
The Company’s non-GAAP financial measures are not calculated in accordance with, nor are they an alternative for, measures conforming to GAAP, and they may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles.
The Company presents these non-GAAP financial measures to provide investors with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. The Company consistently applies its non-GAAP financial measures presented herein and uses them for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of management and each business unit against plans/forecasts. In addition, these same non-GAAP financial measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Material limitations associated with the use of such measures include that they do not reflect all period costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, the calculations of these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently.
To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in evaluating the Company’s results to review both GAAP information, which includes all of the items impacting financial results, and the related non-GAAP financial measures that exclude certain elements, as described above. Further, Sonoco management does not, nor does it suggest that investors should, consider any non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever reviewing a non-GAAP financial measure, investors are encouraged to review and consider the related reconciliation to understand how it differs from the most directly comparable GAAP measure.
Free Cash Flow
The Company uses the non-GAAP financial measure of “Free Cash Flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free Cash Flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

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Sonoco Reports First Quarter 2026 Results - Page 16
QUARTERLY RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following tables reconcile the Company’s non-GAAP financial measures to their most directly comparable GAAP financial measures in the Company’s Condensed Consolidated Statements of Income for the three-month periods ended March 29, 2026 and March 30, 2025.
Adjusted Operating Profit, Adjusted Income from Continuing Operations Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income Attributable to Sonoco, and Adjusted Diluted EPS

	For the three-month period ended March 29, 2026
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)	$127,092	$76,445	$9,510	$67,601	$0.68
Acquisition, integration and divestiture-related costs[1]	6,338	6,338	1,546	4,792	0.05
Changes in LIFO inventory reserves	4,367	4,367	1,082	3,285	0.03
Amortization of acquisition intangibles	44,320	44,320	9,762	34,558	0.35
Restructuring/Asset impairment charges, net	15,133	15,126	3,488	11,643	0.12
Loss on divestiture of business[2]	1,865	1,865	462	1,403	0.01
Other expense, net[3]	—	6,592	—	6,592	0.07
Non-operating pension costs	—	2,496	645	1,851	0.02
Net gains from derivatives	(87)	(87)	(22)	(65)	—
Other adjustments[4]	1,796	1,796	14,104	(12,308)	(0.13)
Total adjustments	73,732	82,813	31,067	51,751	0.52
Adjusted	$200,824	$159,258	$40,577	$119,352	$1.20
Due to rounding, individual items may not sum appropriately.
1 Acquisition, integration and divestiture-related costs relate primarily to the Company’s December 2024 acquisition of Eviosys, the April 2025 divestiture of TFP and the November 2025 divestiture of ThermoSafe.
2 Loss on divestiture of business reflects the final net working capital settlement related to the November 2025 divestiture of ThermoSafe.
3 Amount relates to certain pre-acquisition liabilities relevant to the Sonoco Metal Packaging (“SMP”) EMEA business.
4 Other adjustments to the provision for income taxes include a benefit of $14,232 related to a provision-to-return adjustment for a retroactive US tax election.

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Sonoco Reports First Quarter 2026 Results - Page 17

	For the three-month period ended March 30, 2025
Dollars in thousands, except per share data	Operating Profit	Income from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported (GAAP)[1]	$126,860	$68,543	$21,147	$54,429	$0.55
Acquisition, integration and divestiture-related costs[2]	27,266	27,266	6,637	30,295	0.30
Changes in LIFO inventory reserves	562	562	142	420	—
Amortization of acquisition intangibles	41,961	41,961	9,604	32,144	0.32
Restructuring/Asset impairment charges, net	13,581	13,581	3,200	10,715	0.11
Loss on divestiture of business	4,183	4,183	372	3,811	0.04
Other expenses, net	—	—	—	—	—
Non-operating pension costs	—	3,121	798	2,323	0.02
Net gains from derivatives	(2,949)	(2,949)	(744)	(2,205)	(0.02)
Other adjustments[3]	1,259	1,259	(603)	4,908	0.06
Total adjustments	85,863	88,984	19,406	82,411	0.83
Adjusted	$212,723	$157,527	$40,553	$136,840	$1.38
Due to rounding, individual items may not sum appropriately.
1 Operating profit, income from continuing operations before income taxes, and provision for income taxes exclude results related to discontinued operations of $37,791, $12,979 and $7,807, respectively.
2 Acquisition, integration and divestiture-related costs relate mostly to the Company’s December 2024 acquisition of Eviosys and the divestiture of TFP, which was completed on April 1, 2025.
3 Other adjustments include discrete tax items primarily related to a $3,500 tax expense due to the reduction of the deferred tax asset on the outside basis of certain held-for-sale entities.

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Sonoco Reports First Quarter 2026 Results - Page 18

Adjusted EBITDA[1]
	Three Months Ended
Dollars in thousands	March 29, 2026	March 30, 2025
Net income attributable to Sonoco	$67,601	$54,429
Adjustments:
Interest expense	44,494	80,938
Interest income	(8,651)	(7,629)
Provision for income taxes	9,510	28,954
Depreciation and amortization	125,029	121,492
Non-operating pension costs	2,496	3,121
Non-operating other expense[2]	6,592	—
Net income attributable to noncontrolling interests	24	60
Restructuring/Asset impairment charges, net	15,133	14,007
Changes in LIFO inventory reserves	4,367	562
Loss on divestiture of business	1,865	4,183
Acquisition, integration and divestiture-related costs	6,338	39,942
Net gain from derivatives	(87)	(2,949)
Other non-GAAP adjustments	1,796	646
Adjusted EBITDA	$276,507	$337,756
1 For the period ended March 30, 2025, adjusted EBITDA is calculated on a total Company basis, including both continuing and discontinued operations.
2 Amount relates to certain pre-acquisition liabilities relevant to the SMP EMEA business.

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Sonoco Reports First Quarter 2026 Results - Page 19

Segment Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended March 29, 2026

Dollars in thousands	Consumer	Industrial	Corporate	Total
Segment and Total Operating Profit[1]	$125,649	$69,246	$(67,803)	$127,092
Adjustments:
Depreciation and amortization[2]	50,950	29,759	44,320	125,029
Other expense, net[3]	—	—	(5,716)	(5,716)
Equity in (loss)/earnings of affiliates, net of tax	(2)	692	—	690
Restructuring/Asset impairment charges, net[4]	—	—	15,133	15,133
Changes in LIFO inventory reserves[5]	—	—	4,367	4,367
Acquisition, integration and divestiture-related costs[6]	—	—	6,338	6,338
Loss on divestiture of business[7]	—	—	1,865	1,865
Net gain from derivatives[8]	—	—	(87)	(87)
Other non-GAAP adjustments	—	—	1,796	1,796
Segment Adjusted EBITDA	$176,597	$99,697	$213	$276,507

Net Sales	$1,097,075	$579,367
Segment Operating Profit Margin	11.5%	12.0%
Segment Adjusted EBITDA Margin	16.1%	17.2%

1As previously announced, effective January 1, 2026, results for Industrial Plastics, previously included in the All Other group of businesses, are included in the Industrial segment. The Company no longer reports the results of any of its businesses in All Other.
2Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $39,368 and the Industrial segment of $4,952.
3These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
4Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $9,107 and the Industrial segment of $5,959.
5Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $3,853 and the Industrial segment of $514.
6Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $643.
7Included in Corporate is a loss of $1,865 from the divestiture of ThermoSafe, previously part of the All Other group of businesses.
8Included in Corporate are net gains from derivatives associated with the Consumer segment of $(8) and the Industrial segment of $(79).

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Sonoco Reports First Quarter 2026 Results - Page 20

Segment and All Other Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation
For the Three Months Ended March 30, 2025
Excludes results of discontinued operations
Dollars in thousands	Consumer	Industrial	All Other	Corporate	Total
Segment and Total Operating Profit	$140,771	$76,331	$6,719	$(96,961)	$126,860
Adjustments:
Depreciation and amortization[1]	48,955	29,157	1,730	41,961	121,803
Other expense, net[2]	—	—	—	(6,517)	(6,517)
Equity in (loss)/earnings of affiliates, net of tax	(51)	1,972	—	—	1,921
Restructuring/Asset impairment charges, net[3]	—	—	—	13,581	13,581
Changes in LIFO inventory reserves[4]	—	—	—	562	562
Acquisition, integration and divestiture-related costs[5]	—	—	—	27,266	27,266
Loss on divestiture of business[6]	—	—	—	4,183	4,183
Net gains from derivatives[7]	—	—	—	(2,949)	(2,949)
Other non-GAAP adjustments	—	—	—	1,259	1,259
Segment Adjusted EBITDA	$189,675	$107,460	$8,449	$(17,615)	$287,969

Net Sales	$1,066,593	$587,532	$55,103
Segment Operating Profit Margin	13.2%	13.0%	12.2%
Segment Adjusted EBITDA Margin	17.8%	18.3%	15.3%

1Included in Corporate is the amortization of acquisition intangibles associated with the Consumer segment of $36,502, the Industrial segment of $5,265, and the All Other group of businesses of $194.
2These expenses relate to charges from third-party financial institutions related to our centralized treasury program under which the Company sells certain trade accounts receivables in order to accelerate its cash collection cycle, primarily within the Consumer segment.
3Included in Corporate are restructuring/asset impairment charges associated with the Consumer segment of $1,220, the Industrial segment of $12,438, and a gain in the All Other group of businesses of $77.
4Included in Corporate are changes in LIFO inventory reserves associated with the Consumer segment of $562.
5Included in Corporate are acquisition, integration and divestiture-related costs associated with the Consumer segment of $20,072 and the Industrial segment of $218.
6Included in Corporate are losses from the divestiture of businesses associated with the Industrial segment of $4,183 related to the sale of a production facility in France and the entirety of our business in Venezuela.
7Included in Corporate are net gains from derivatives associated with the Consumer segment of $(284), the Industrial segment of $(2,552), and the All Other group of businesses of $(113).
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Sonoco Reports First Quarter 2026 Results - Page 21
FREE CASH FLOW
The reconciliation of the GAAP measure “Net cash used by operating activities” to the non-GAAP measure “Free cash flow” is set forth in the table below:

	Three Months Ended
	March 29, 2026	March 30, 2025

Net cash used by operating activities	$(367,928)	$(208,094)
Purchases of property, plant and equipment	(62,079)	(92,657)
Proceeds from the sale of assets, net	1,719	474
Net capital expenditures	(60,360)	(92,183)
Free cash flow	$(428,288)	$(300,277)